UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

PACCAR FINANCIAL CORP.

(Exact Name of Registrant as Specified in its Charter)

Washington	91-6029712
(State of Incorporation)	(I.R.S. Employer Identification No.)

777 – 106th Ave N.E., Bellevue, Washington	98004
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
1.60% Fixed	New York Stock Exchange
Medium-Term Note, Series M
Due March 15, 2017

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-163273

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1. Description of Registrant’s Securities to be Registered.

The material set forth in the sections captioned “Description of Notes” and “Description of Securities” in the Registrant’s Registration Statement of Form S-3 (Registration Statement No. 333-163273) filed with the Securities and Exchange Commission on November 20, 2009 is incorporated herein by reference.

ITEM 2. Exhibits.

The following exhibits are filed as part of this registration statement:

1.	Indenture for Senior Debt Securities dated as of November 20, 2009 between the Company and The Bank of New York Mellon Trust Company, N.A. (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-3 dated November 20, 2009, Registration Number 333-163273).

2.	Forms of Medium-Term Note, Series M (incorporated by reference to Exhibits 4.2A and 4.2B to the Company’s Registration Statement on Form S-3 dated November 20, 2009, Registration Number 333-163273).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

PACCAR Financial Corp.

Date:	05/17/2013

By:	/s/ Patricia A. Donohoe
Patricia A. Donohoe
Treasurer